--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 NOT APPLICABLE
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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--------------------------------------------------------------------------------

                                      LOGO
                             2307 East Aurora Road
                                   Suite One
                             Twinsburg, Ohio 44087

October 17, 1996

To Our Shareholders:

     On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Shareholders Meeting to be held on Wednesday, November 13, 1996, at 10:30 a.m., at KSK Color Lab (Conference Room), 32300 Aurora Road, Solon, Ohio 44139.

     The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

     In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date and promptly return the enclosed proxy in the envelope provided.

                                          Sincerely yours,

                                          /s/ Wayne R. Hellman

                                          Wayne R. Hellman
                                          Chairman of the Board

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                             2307 East Aurora Road
                                   Suite One
                             Twinsburg, Ohio 44087

                     NOTICE OF ANNUAL SHAREHOLDERS MEETING
                          TO BE HELD NOVEMBER 13, 1996

To the Shareholders of ADVANCED LIGHTING TECHNOLOGIES, INC.:

     Notice is hereby given that the Annual Shareholders Meeting of ADVANCED LIGHTING TECHNOLOGIES, INC. (the "Company") will be held on Wednesday, November 13, 1996 at 10:30 a.m., local time at KSK Color Lab (Conference Room), 32300 Aurora Road, Solon, Ohio 44139, for the following purposes:

     1. To elect directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 1999 Annual Meeting and their successors have been elected and qualified.

     2. To consider and act upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized common shares from 22,000,000 shares to 80,000,000 shares.

     3. To ratify and approve the Company's 1995 Incentive Award Plan.

     4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

     5. To transact such other business as may properly be brought before the meeting.

     The Board of Directors has fixed the close of business on September 18, 1996 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person. WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE REQUESTED TO VOTE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE PREPAID ENVELOPE PROVIDED. If you are present at the Annual Meeting and desire to vote in person, your proxy will not be used if you revoke your appointment of proxy so that you may to vote your shares personally.

                                          By Order of the Board of Directors,

                                          /s/ Louis S. Fisi

                                          Louis S. Fisi
                                          Secretary/Treasurer
                                          October 17, 1996

                                     NOTICE

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. EACH SHAREHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY.

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                             2307 EAST AURORA ROAD
                                   SUITE ONE
                             TWINSBURG, OHIO 44087

                                PROXY STATEMENT

                          ANNUAL SHAREHOLDERS MEETING

                          TO BE HELD NOVEMBER 13, 1996

     The enclosed Proxy is solicited on behalf of the Board of Directors of Advanced Lighting Technologies, Inc. (the "Company") for use at the Annual Shareholders Meeting ("Annual Meeting") to be held Wednesday, November 13, 1996 at 10:30 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Shareholders Meeting. The Annual Meeting will be held at KSK Color Lab (Conference Room), 32300 Aurora Road, Solon, Ohio 44139.

     These proxy solicitation materials were mailed on or about October 17, 1996 to all shareholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

                       RECORD DATE AND SHARES OUTSTANDING

     Shareholders of record at the close of business on September 18, 1996 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 13,296,709 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") were issued and outstanding and entitled to vote at the meeting.

                            REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

                            VOTING AND SOLICITATION

     Every shareholder voting for the election of directors is entitled to one vote for each share of Common Stock held. Shareholders do not have the right to cumulate their votes in the election of directors. On all other matters each share is likewise entitled to one vote on each proposal or item that comes before the Annual Meeting.

     The Company intends to include abstentions and broker nonvotes as present or represented for purposes of establishing a quorum for the transaction of business, but to exclude abstentions and broker nonvotes from the calculation of votes cast with respect to any proposal for which authorization to vote was withheld.

     The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain Company's directors, officers and employees, without additional compensation.

                                  PROPOSAL 1.
                             ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of directors at nine, the smallest number of Board positions currently permitted for an Ohio corporation with three classes of directors. Messrs. Harada, Tunstall and

Capra are currently directors whose terms expire at the 1996 Annual Meeting. Each has been nominated for election at the Annual Meeting as a director for a term expiring at the 1999 annual meeting, or until their successors are duly elected and qualified. The persons named in the accompanying proxy will vote for Messrs. Harada, Tunstall and Capra to serve as directors for such term. Although it is not presently contemplated that any nominee will decline or be unable to serve as a director, in either such event, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors.

     Two vacancies exist on the Board of Directors for which there are no nominees: one for a term expiring in 1997 and one for a term expiring in 1998. The Board of Directors has begun the process of identifying individuals who may or may not be affiliated with the Company and who have skills and experience complementary to the current directors to further enhance the Board's contribution to the Company. As suitable candidates are identified, these vacancies will be filled by a majority vote of the Board of Directors as required by the Company's Code of Regulations (by-laws).

                                    NOMINEES

     The following table sets forth certain information regarding each of the three nominees of the Board of Directors for election as a director for the term expiring in 1996. Since directors serve a term of three years, these nominees, if elected, will have terms which will expire in 1999.

                                                                      DIRECTORS' TERM
        NAME              AGE                 POSITION                    EXPIRES
---------------------    ------    ------------------------------    ------------------
Susumu Harada              45      Director                                 1996
A Gordon Tunstall          52      Director                                 1996
Richard D. Capra           64      Director                                 1996

     The three persons receiving the greatest number of votes shall be elected directors. The Board of Directors recommends a vote "FOR" the three nominees as directors of the Company.

                  CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding each of the four directors whose terms expire in 1997 and 1998

Wayne R. Hellman           50      President, Chief Executive               1998
                                   Officer and Chairman of the
                                   Board of Directors
Louis S. Fisi              61      Executive Vice President,                1997
                                   Chief Financial Officer,
                                   Secretary, Treasurer and
                                   Director
Francis H. Beam            60      Director                                 1997
Theodore A. Filson         61      Director                                 1998

     Wayne R. Hellman has served as the chief executive officer and a director of the Company since 1995, and as chief executive or other senior officer of each of the Company's predecessors since 1983. From 1968 to 1983 he was employed by the lighting division of General Electric Company. While at General Electric, Mr. Hellman served as Manager of Strategy Analysis for the Lighting Business Group; Manager of Engineering for the Photo Lamp Department; Halarc Project Venture Capital Manager; Manager of Quartz Halogen Engineering and Manager of Metal Halide Engineering. As the Halarc Project Venture Capital Manager, he was given the responsibility of developing metal halide technology.

     Louis S. Fisi has served as the chief financial officer, executive vice president, secretary, treasurer and a director of the Company since 1995 and as chief financial officer of one or more of the Company's predecessors since 1985. He also assisted Mr. Hellman in the founding of the predecessors. Mr. Fisi is a certified public accountant and from 1976 to 1985, was employed in executive and financial capacities by the Smithers Company, an international industrial company, and from 1967 to 1976 was employed by an international accounting and consulting firm currently known as Ernst & Young LLP, the Company's independent auditors.

     Francis H. Beam has served as a director of the Company since 1995. Mr. Beam has served as President of Pepper Capital Corp., a venture capital firm which he formed, since 1988. Mr. Beam is also a director of The Lamson & Sessions Co., a manufacturer of thermoplastic conduit and pipe, enclosures, wiring devices and accessories. From 1959 to 1988 he was employed by an international accounting and consulting firm currently known as Ernst & Young LLP, the Company's independent auditors. Beginning in 1967 he held various partnership positions with that firm until his retirement in 1988 as Vice Chairman and Regional Managing Partner.

     Richard D. Capra has served as a director of the Company since 1995. Mr. Capra has been an independent consultant to and director or officer of a number of lighting companies since 1991. In addition, Mr. Capra served as president and chief executive officer of Aerovox/Aero M Group from December 1994 to August 1996, and as president and chief operating officer of Crescent Electric Supply Company from December 1993 to December 1994. Mr. Capra is also a director, chief executive officer and president of ILC Technology, Inc., a manufacturer of high intensity lamps for specialized applications. From 1987 to 1991 he was employed by Philips Lighting Company as its president and chief executive officer, prior to which he served as president of the lighting ballast manufacturing subsidiary of that company from 1983 to 1987. From 1970 to 1983 Mr. Capra was employed as president and chief executive officer of the electrical products group of Gould, Inc. and of I.T.E. Imperial Corp.

     Theodore A. Filson has been a director of the Company since 1995. Mr. Filson has served as an independent consultant to the lighting industry since 1994. From 1986 to 1994 he was employed as president and chief executive officer of Advance Transformer, Inc., the largest manufacturer of lighting system ballasts in the world.

     Susumu Harada has served as a director of the Company since January 1996. Mr. Harada is the chief executive officer of the following Japanese companies:
Koto Electric Co. Ltd., Koto Luminous Co. Ltd., Koto Cristal and Wakoh. The product lines of these companies include specialty lamps, hermetic seals for quartz crystal and optical semiconductors and digital display lamps. In 1981, Mr. Harada joined Koto as the Overseas and Domestic Sales and Planning Manager. He held a number of positions with Koto before he assumed his current position as chief executive officer in 1992. Koto Luminous is the Company's sole agent in Japan.

     A Gordon Tunstall has served as a director of the Company since June 1996. He is the founder of, and for more than 13 years has served as president of, Tunstall Consulting, Inc., a provider of strategic consulting and financial planning services. Mr. Tunstall is also currently a director of Romac International, Inc., a professional and technical placement firm; Orthodontic Centers of America, Inc., a manager of orthodontic practices; Discount Auto Parts, Inc., a retail chain of automotive aftermarket parts stores; and L.A. T Sportswear, Inc., a sports apparel company.

                     COMPOSITION OF THE BOARD OF DIRECTORS

     Pursuant to the terms of the Company's Articles of Incorporation and Code of Regulations (by-laws), the Board of Directors has the power to change the number of directors by resolution. The number of directors is currently set at nine members. The directors are divided into three classes. Each director in a particular class is elected to serve a three-year term or until his or her successor is duly elected and qualified. The classes are staggered so that their terms expire in successive years resulting in the election of only one class of directors each year.

                         BOARD MEETINGS AND COMMITTEES

     Mr. Hellman serves as Chairman of the Board of Directors of the Company. The Board of Directors held a total of three meetings during the fiscal year ended June 30, 1996. All of the current directors attended 75% or more of the meetings of the Board of Directors and committees of the Board, if any, upon which such directors served.

     During fiscal year 1996, the Executive Committee consisted of Mr. Hellman, Mr. Fisi and Mr. Filson. The Executive Committee is authorized to exercise all of the powers of the Board of Directors except the powers to declare dividends and issue shares of Common Stock or rights to acquire such Common Stock. The Executive Committee is empowered to act during the interim periods between meetings of the Board of Directors, where circumstances require immediate Board of Directors' action and where time and other constraints preclude a prompt special meeting of the entire Board of Directors.

     During fiscal year 1996, the Audit Committee, consisting of Mr. Beam, Mr. Capra and Mr. Filson, held one meeting. The Audit Committee makes recommendations concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, considers the range of audit and nonaudit fees and reviews the adequacy of the Company's internal accounting controls.

     During fiscal year 1996, the Compensation Committee, consisting of Mr. Beam, Mr. Capra and Mr. Filson, held one telephonic meeting. The Compensation Committee determines the compensation of the Company's executive officers. Its report is included below at "COMPENSATION--Report on Executive Compensation by the Compensation Committee."

     During fiscal year 1996, the Incentive Award Plan Committee, consisting of Mr. Hellman and Mr. Fisi, held two meetings. The members of this Committee are ineligible to receive discretionary grants of stock or stock options under any plan of the Company during the time they serve on the Committee or for the one-year period prior to such service. The Incentive Award Plan Committee administers the Incentive Award Plan and will make all determinations as to grants of stock and stock options thereunder.

     The Company currently has no Nominating Committee. The entire Board of Directors nominates candidates for directors.

                      CERTAIN HOLDERS OF VOTING SECURITIES

     THE FOLLOWING TABLE SETS FORTH INFORMATION REGARDING THE OWNERSHIP OF THE COMPANY'S COMMON STOCK AS OF SEPTEMBER 18, 1996, BY EACH OF THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY, BY EACH PERSON OR GROUP KNOWN BY THE COMPANY TO BE THE BENEFICIAL OWNER OF MORE THAN FIVE PERCENT OF THE COMPANY'S OUTSTANDING COMMON STOCK, AND BY ALL DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AS A GROUP.

                                                                   SHARES BENEFICIALLY
                                                                          OWNED
                                                                --------------------------
                        NAME AND ADDRESS(1)                       NUMBER           PERCENT
     ---------------------------------------------------------  ----------         -------
     Wayne R. Hellman(2)......................................   5,387,425           40.5%
     Louis S. Fisi(3).........................................     544,667            4.1
     Francis H. Beam(4).......................................      37,885           *
     Richard D. Capra(4)......................................      37,085           *
     Theodore A. Filson(4)....................................      17,421           *
     Susumu Harada(5).........................................     190,768            1.4
     A Gordon Tunstall........................................       5,000           *
     David L. Jennings(3).....................................     715,558            5.4
     All Directors and Executive Officers as a Group(2)(4)(5)
       (7 persons)............................................   5,675,584           42.7

* Less than 1%.
---------------

(1) The business address of each of Messrs. Hellman, Fisi, Jennings, and Filson is 2307 E. Aurora Road, Suite One, Twinsburg, Ohio 44087. The business addresses of Messrs. Beam, Capra, Harada and Tunstall are respectively, Mr. Beam -- Pepper Capital Corporation, 3550 Lander Rd. #301, Pepper Pike, Ohio 44124, Mr. Capra -- 5764 Diamond Point Circle, El Paso, Texas 79912, Mr. Harada -- Koto Electric

    Co., Ltd., Bunmeido Bldg., 7th Floor, 3-16-5, Taito, Taito-Ku, Tokyo 110, Japan and Mr. Tunstall -- Tunstall Consulting, 13153 North Dale Mabry, Tampa, Florida, 33618.

(2) Includes 2,289,211 shares owned by Mr. Hellman individually, 125,000 shares which are owned by a limited liability company of which Mr. Hellman is the manager; Mr. Hellman has voting and investment power as to all such shares, 1,491,278 shares beneficially owned by certain shareholders of the Company held under a voting trust which expires in 2005 (the "Trust") and 1,606,936 shares formerly owned by the Trust as to which Mr. Hellman holds an irrevocable proxy under similar terms. These shares, totaling 3,098,214 shares are referred to herein as the "Trust Shares." The Trust Shares include all shares owned by Messrs. Fisi, Jennings, Roller, Sarver, Sulcs and Brian A. Hellman and Ms. Christine Hellman and Ms. Lisa Hellman. Pursuant to the terms of the Trust and the irrevocable proxies, Mr. Hellman is empowered to vote the Trust Shares for all purposes at his sole discretion, but is not provided with investment power with respect to the Trust Shares. Beneficial owners of the Trust Shares may remove the shares from the Trust or release the shares from the irrevocable proxy, as the case may be, to effect a bona fide sale free of the restrictions of the Trust. All share distributions on account of the Trust Shares become subject to the Trust and all cash and other nonshare distributions on account of the Trust Shares are to be paid over to the grantors of the Trust. The expiration of the Trust may be accelerated under certain circumstances. Mr. Hellman does not receive any compensation for serving as voting trustee of the Trust.

(3) All shares are Trust Shares subject to voting control by Mr. Hellman.

(4) Includes, with respect to each of Messrs. Beam, Capra and Filson, 2,400 shares of Common Stock which are subject to options granted under the 1995 Incentive Award Plan and which become exercisable on December 12, 1996.

(5) Includes 182,268 shares owned by Koto Luminous Co. Ltd., a Japanese corporation, of which Mr. Harada is chief executive officer. Mr. Harada disclaims beneficial ownership of these shares.

                                  COMPENSATION

     The following table sets forth certain information with respect to all compensation paid or earned for services rendered to the Company in all capacities for the fiscal year ending June 30, 1996 by the Company's Executive Officers. No Executive Officer of the Company received restricted stock awards, grants of options or stock appreciation rights or long-term incentive plan awards or payouts for the fiscal year ending June 30, 1996. The Company has no defined benefit plan.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM COMPENSATION
                                                                                   ---------------------------------------------
                                                                                                                       PAYOUTS
                                               ANNUAL COMPENSATION                            AWARDS                 -----------
                                    ------------------------------------------     -----------------------------      LONG TERM
                                                                  OTHER ANNUAL      RESTRICTED       SECURITIES       INCENTIVE
        NAME AND                     SALARY           BONUS       COMPENSATION     STOCK AWARDS      UNDERLYING        PAYOUTS
   PRINCIPAL POSITION      YEAR     ($) (1)            ($)          ($) (2)            ($)          OPTIONS/SARS         ($)
-------------------------  ----     --------         --------     ------------     ------------     ------------     -----------
Wayne R. Hellman           1996     $271,177         $      0       $     --         $      0                0         $     0
  Chief Executive Officer  1995     $324,926         $136,524       $     --         $      0                0         $     0
Louis S. Fisi              1996     $169,224         $      0       $     --         $      0                0         $     0
  Chief Financial Officer  1995     $196,156         $ 83,857       $     --         $      0                0         $     0


                            ALL OTHER
        NAME AND           COMPENSATION
   PRINCIPAL POSITION        ($) (3)
-------------------------  ------------
                           <C
Wayne R. Hellman             $109,426
  Chief Executive Officer    $109,426
Louis S. Fisi                $ 70,961
  Chief Financial Officer    $ 70,961

---------------

(1) Mr. Hellman and Mr. Fisi are each parties to an Employment Agreement with the Company. These Employment Agreements have an initial term commencing January 1996 and expiring October 1998. Through these Employment Agreements, Mr. Hellman and Mr. Fisi will receive an annual base compensation of $195,000 and $165,000 per year, respectively. In addition, Mr. Hellman and Mr. Fisi will each receive bonuses, if any, as determined by the Compensation Committee. These Employment Agreements provide for annual increases in annual base compensation in amounts determined by the Compensation Committee during the term of these Employment Agreements. Under these Employment Agreements, Mr. Hellman and Mr. Fisi participate in Company sponsored life, health and disability insurance coverage. Also includes compensation deferred pursuant to the Company's 401(k) deferred compensation plan and Company matching contributions relating thereto.

(2) Perquisites provided to the executive officers consisted primarily of automobile use, automobile insurance, club dues and health insurance premiums and did not exceed 10% of the person's salary and bonus.

(3) Split-dollar life insurance premiums.

                           COMPENSATION OF DIRECTORS

     All directors of the Company receive reimbursement for reasonable out-of-pocket expenses incurred in connection with meetings of the board of directors. In December 1995, the Company granted options to purchase 9,600 shares of Common Stock under the Incentive Award Plan to its nonemployee directors. These options were granted at an exercise price of $10.00 per share, none of which are currently exercisable. In January and June 1996, the Company granted options to purchase 9,600 shares of Common Stock under the Incentive Award Plan to its nonemployee directors that were appointed to the board of directors during the months in which the grants were made. The January grant was at $10.25 and the June grant was at $17.00. In June 1996, Messrs. Beam, Capra, Filson and Tumstall were granted options to purchase an additional 5,400 shares at an exercise price of $17.00 per share. Each grant was made at the market price of the Company's Common Stock on the date of grant. Each option will vest 25% in the first year, 35% in the second year and 40% in the third year, from the date of grant. In addition, commencing in fiscal 1997, the nonemployee directors are to be compensated $2,500 for each meeting of the full board attended. Such directors will be entitled to a minimum of $10,000 if they attend 75% or more meetings of the board and committees to which they belong. No director who is an employee of the Company will receive separate compensation for services rendered as a director.

     The Company has also undertaken to pay Mr. Filson fees in the annual amount of $100,000 per annum for a three-year period beginning in 1994 for consulting services to be rendered. This arrangement will terminate on December 31, 1996.

                      EMPLOYMENT AND CONSULTING AGREEMENTS

     Mr. Hellman and Mr. Fisi are each parties to an Employment Agreement with the Company. These Employment Agreements have an initial term commencing January 1996 and expiring October 1998. Through these Employment Agreements, Mr. Hellman and Mr. Fisi, will receive an annual base compensation of $195,000 and $165,000 per year, respectively. In addition, Mr. Hellman and Mr. Fisi will be entitled to receive a bonus in amounts determined by the Compensation Committee. These Employment Agreements provide for annual increases in the annual base compensation as determined by the Compensation Committee during the term of these Employment Agreements. Under these Employment Agreements, Mr. Hellman and Mr. Fisi participate in Company sponsored life, health and disability insurance coverage. In addition, Mr. Hellman and Mr. Fisi have entered into agreements not to compete with the Company for a period of three years after termination of employment.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors, all of whom are neither employees nor officers of the Company, consists of Messrs. Beam, Capra and Filson. The Company has undertaken to pay Mr. Filson fees in the annual amount of $100,000 per annum for a three-year period beginning in 1994 for consulting services to be rendered. This arrangement will terminate on December 31, 1996.

         REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE

     The Compensation Committee's duty is (i) to review the compensation of the Executive Officers of the Company, (ii) to make recommendations to the Board of Directors regarding such compensation, and (iii) to set a Company policy for a plan of compensation for the Executive Officers. The Compensation Committee's goal is to provide the Company with an performance-based plan to reward highly competent Executive Officers.

     In light of its duties, the Compensation Committee has been considering various compensation policies to reward each Executive Officer. The Compensation Committee, however, has not yet finally determined which compensation strategy and resulting policy would be appropriate for recommendation to the Board of Directors. It intends to determine a strategy for fiscal 1997. The Compensation Committee has reviewed the compensation of the Executive Officers: Wayne R. Hellman, who is President and Chief Executive Officer, and Louis S. Fisi, who is Executive Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. Hellman and Mr. Fisi are each parties to an Employment Agreement with the Company. Each Employment Agreement's initial term commenced in January 1996 and expires in October 1998. Accordingly, Mr. Hellman and Mr. Fisi will receive an annual base compensation of $195,000 and $165,000 per year, respectively, and a bonus, if any, as determined by the Compensation Committee. The Compensation Committee has determined that no bonus will be paid to Mr. Hellman and Mr. Fisi for the fiscal year ended June 30, 1996.

                                          COMPENSATION COMMITTEE
                                          Francis H. Beam
                                          Richard D. Capra
                                          Theodore A. Filson
Dated: September 30, 1996

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                      Comparison of Shareholder Returns

           [Graphical presentation of information provided below.]

                                                  NASDAQ NON-
      MEASUREMENT PERIOD         NASDAQ STOCK      FINANCIAL
    (FISCAL YEAR COVERED)           MARKET          STOCKS           ADLT
12/12/95                        $100             $100             $100
3/29/96                         $103             $103             $139
6/28/96                         $111             $113             $175

* Five-year performance is not provided since the Company's Common Stock first became publicly-traded on December 12, 1995.

                 OTHER TRANSACTIONS WITH DIRECTORS AND OFFICERS

     The Company was formed on May 19, 1995, and acquired ownership, primarily by merger (the "Combination") of 17 affiliated operating corporation that were previously under common ownership and management (the "Predecessors"). During fiscal 1995, the Company paid $831,000 to H&F Management, Inc., a company formerly owned solely by Mr. Hellman, Mr. Fisi and Mr. Brian A. Hellman. H&F Management, Inc. prior to the Combination, provided management services to certain Predecessors.

     On June 28, 1995, the Company loaned to Mr. Hellman $88,000 (due in June
1997), represented by Mr. Hellman's promissory note to the Company. The amount of such indebtedness is currently $88,000, and carries an interest rate of 8.0%. On May 10, 1995, the Company loaned to Mr. Fisi $70,000 (due in May 1997), represented by Mr. Fisi's promissory note. The amount of such indebtedness is currently $70,000, and carries an interest rate of 8.0%.

     On August 10, 1995, a Predecessor redeemed from Mr. Hellman 193,000 shares of such Predecessor's common stock at a total price of $146,250.

     On September 15, 1995, a Predecessor transferred its nonlamp assets to H&F Five, Inc., a company owned by Messrs. Hellman, Fisi and certain other employees of the Company, for a demand promissory note from H&F Five, Inc. in the amount of $200,000 bearing interest at 8.5% per annum.

     In July 1994, Mr. Beam, Mr. Capra and Mr. Filson were each granted the right to purchase 48,750 shares of common stock of a Predecessor at $1.00 per share. Such grant further provided that if all shares were purchased pursuant to such rights the related rightholder would be entitled to receive an additional 9,750 shares of common stock of the Predecessor. On various dates in 1994 and 1995, Mr. Beam and Mr. Capra, either directly or through trusts or partnerships which they controlled or in which they had beneficial interests, exercised all of such rights and received such additional shares. In addition, as to the Filson interest, the shares were acquired by a trust for the benefit of a family member. In addition, in April 1995, Mr. Filson received an aggregate of 6,500 shares of common stock of the Predecessor for services rendered. Further, such directors received 15,000 shares of common stock of the Predecessor in July 1993 upon its emergence from Chapter 11 reorganization for services rendered. No compensation expense for such shares was recorded in any period because the amount of such expense in each period was deemed insignificant. As a result of all of the foregoing, Mr. Beam, Mr. Capra and Mr. Filson received 34,685 shares, 34,685 shares and 15,021 shares of Common Stock, respectively, in the Combination.

     The Company has undertaken to pay Mr. Filson, a director of the Company, fees in the annual amount of $100,000 per annum for a three-year period beginning in 1994 for consulting services to be rendered. This arrangement will terminate on December 31, 1996.

     During fiscal 1996, the Company paid Tunstall Consulting, Inc., consulting fees in the amount of $214,884 for consulting services rendered in connection with financings. A Gordon Tunstall, a director of the Company, is president of Tunstall Consulting, Inc.

     The Company does not intend in the future to enter into any material transaction with officers or directors, or their family members, without the approval of a majority of the nonemployee directors.

     Mr. Harada, a director of the Company, is an executive officer, director and a shareholder of Koto Luminous Co. Ltd., a Japanese manufacturer and marketer of lighting products. Koto Luminous owns 182,268 shares of the Company, which were acquired in the Combination as a result of an investment in a Predecessor. Koto Luminous and the Company are each 50% joint venture partners in Pacific Lighting, Inc., a British Virgin Island holding company. The Company uses Pacific Lighting to own and hold a number of the Company's joint venture's investments. In addition, Koto Luminous is the Company's sole trading partner in Japan and, as a result, the Company supplies Koto Luminous with components and lamps. Koto Luminous paid the Company approximately $650,000 and $2.4 million, in fiscal 1995 and in fiscal 1996, respectively.

     On January 22, 1996 two subsidiaries of the Company each entered into a six-year Aircraft Operating Agreement with Levetz Investments, Inc. ("Levetz"), an unrelated Ohio corporation, for the purpose of chartering a 1986 Beechcraft King Air 300 airplane (the "Aircraft") to enable the Company to have air service into locations which are not adequately served by commercial carriers. The rent is $950 per flight hour. One of the subsidiaries has committed to a minimum of 200 flight hours per year, and the other subsidiary has committed to a minimum of 75 flight hours per year. Levetz leases the Aircraft from LightAir Ltd., an Ohio limited liability company owned by Mr. Hellman (80%) and Mr. Fisi (20%). Messrs. Hellman and Fisi guaranteed the repayment of $1.7 million of indebtedness incurred to purchase the Aircraft.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission (SEC) and the NASDAQ Stock Exchange. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file by these dates during fiscal 1996. All of these filing requirements were satisfied by the Company's Executive Officers and directors except a director, Francis H. Beam, failed to file a Form 5 (year-end report) with respect to a single purchase by him of 800 shares of Common Stock.

                                  PROPOSAL 2.
                       INCREASE AUTHORIZED COMMON SHARES

     The Company's authorized capital stock consists of 22.0 million shares of Common Stock having a par value of $.001 per share and 1.0 million shares of preferred stock having a par value of $.001 per share. As of September 18, 1996, 13,296,709 shares of Common Stock and no shares of preferred stock were issued and outstanding. The Company is seeking shareholder approval for an amendment to the Company's Articles of Incorporation to authorize an additional 58.0 million shares of Common Stock. If such shareholder approval is obtained, the authorized capital stock would total 80.0 million shares of Common Stock.

     The Company wishes to increase its authorized Common Stock so that additional shares may be issued in connection with any proper corporate purpose, including future acquisitions, public or private offerings of

Common Stock, stock splits, stock dividends, reservation of Common Stock for issuance upon conversion of any convertible security issued by the Company, and employee benefit plans. Having such additional authorized shares available will give the Company greater flexibility by permitting such shares to be issued without the expense and delay of a special meeting of shareholders. Such a delay might deprive the Company of the flexibility the Board views as important in facilitating the effective use of the Company's shares. Under Ohio law, the Company would be required to seek additional authorization from its shareholders in connection with an acquisition pursuant to which shares of Common Stock totaling one-sixth or more of the voting power of the Company would be issued. No such shareholder authorization will be sought in connection with any other issuance of authorized Common Stock.

     The additional shares of Common Stock would become part of the existing class of Common Stock. Each holder of Common Stock is entitled to one vote for each share held. Shareholders do not have the right to cumulate their votes in elections of directors. Accordingly, holders of a majority of the issued and outstanding Common Stock will have the right to elect the Company's directors and otherwise control the affairs of the Company. Existing shareholders of Common Stock do not have any preemptive rights to subscribe to such shares, if and when they are issued.

     Upon a liquidation of the Company, holders of Common Stock will be entitled to a pro rata distribution of the assets of the Company, after payment of all amounts owed to the Company's creditors, and subject to any preferential amount payable to holders of preferred stock of the Company, if any.

     An affirmative vote of a majority of the outstanding shares of Common Stock of the Company is required for the approval of the proposal to amend the Company's Articles. The Board of Directors recommends the shareholders vote "FOR" this proposal.

                                  PROPOSAL 3.
      APPROVAL AND RATIFICATION OF THE COMPANY'S 1995 INCENTIVE AWARD PLAN

     The Advanced Lighting Technologies, Inc. 1995 Incentive Award Plan (the "Incentive Award Plan"), which became effective as of August 21, 1995, was established to encourage selected employees, advisors, consultants and directors of the Company to acquire an equity interest in the Company, to create an increased incentive for those persons to contribute to the Company's future success and to enhance the ability of the Company to attract and retain qualified individuals. Approximately 468 employees, three advisers and consultants and five directors are eligible to participate in the Incentive Award Plan. The following description of the Incentive Award Plan is qualified in its entirety by reference to Appendix A hereto which sets forth a complete copy of such Plan.

     The Incentive Award Plan is administered by the Incentive Award Plan Committee, each member of which is a "disinterested" person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. This Committee, solely in its discretion, selects participants and determines the amount of awards under the Incentive Award Plan.

     Subject to adjustment under certain circumstances to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Incentive Award Plan, the number of shares of Common Stock available for awards under the Incentive Award Plan is 1,000,000. These shares may be issued in connection with the grant by the Incentive Award Plan Committee as "A" Incentive Options and/or "B" Incentive Options, as the case may be (collectively called the "Options"). The Incentive Award Plan also provides that no "A" or "B" Incentive Option may be exercised prior to six months after the date of its grant. Shares of restricted Common Stock, subject to such restrictions and terms of forfeiture as the Incentive Award Committee may impose, may also be granted under the Incentive Award Plan (the "Restricted Stock"). No awards may be granted under the Incentive Award Plan after July 31, 2005.

     The Company has granted Incentive Options to purchase the Common Stock of the Company. 217,500 outstanding "A" Incentive Options have been granted at an exercise price of $10 (equal to the initial public offering price of the Common Stock) and will become vested based on operating performance or at the end of five years from the date of grant. 279,300 outstanding "B" Incentive Options were granted on December 12,

1995, which was the effective date of the Company's initial public offering at an exercise price equal to the initial public offering price ($10). The "B" Incentive Options will vest as follows: 25% in year one, 35% in year two and 40% in year three, from the date of grant. An aggregate of 302,450 additional outstanding "B" Incentive Options have been granted since December 12, 1995, at market value exercise prices of $10.25 per share to $17.00 per share. Stock Options granted under the Incentive Award Plan are required to comply in all respects with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provisions thereto and any regulations promulgated thereunder. Accordingly, the Incentive Award Plan provides that Incentive Stock Options will only be issued to an employee of the Company or a subsidiary, that they will not be granted to an owner of ten percent or more of the combined voting power of the Company and that the aggregate fair market value determined as of the date of award of shares subject to an Incentive Stock Option granted pursuant to the Incentive Award Plan to an employee in any calendar year shall not exceed $100,000. As of September 27, 1996, the price per share of Common Stock was $19.75.

     The Incentive Award Plan further provides that to the extent required to comply with Rule 16b-3, any equity security issued pursuant to the Incentive Award Plan may not be sold for at least six months after acquisition, except in the case of death or disability. The Incentive Award Plan may be amended, altered, suspended, discontinued or terminated by the Company's Board of Directors except to the extent prohibited by applicable law and as expressly provided in an award agreement or in the Incentive Award Plan.

     The following table sets forth the dollar value and number of options that have been granted to the Chief Executive Officer and each other Executive Officer, all directors who are not Executive Officers, and all employees who are not Executive Officers, as a group. No determination has been made with respect to the allocation of the remaining 200,750 shares available for Awards.

                               NEW PLAN BENEFITS
                           1995 INCENTIVE AWARD PLAN

                                                                                          NO. OF B
                  NAME AND POSITION                     $ VALUE*    NO. OF A OPTIONS       OPTIONS
-----------------------------------------------------  ----------   ----------------   ---------------
Wayne R. Hellman.....................................  $        0              0                 0
Louis S. Fisi........................................  $        0              0                 0
Susumu Harada........................................  $   98,400              0             9,600
A Gordon Tunstall....................................  $  255,000              0            15,000
Richard D. Capra.....................................  $  187,800              0            15,000
All Executive Officers as a Group....................  $        0              0                 0
All Nonexecutive Directors as a Group................  $  916,800              0            69,600
All Nonexecutive Officers/Employees as a Group.......  $8,949,150        217,500           512,150

---------------

* The stated value of the Options is the total exercise price(s) of all Options.

     The Incentive Award Plan cannot be amended to increase the cost thereof to the Company without shareholder approval.

FEDERAL INCOME TAX CONSEQUENCES

     Under present federal income tax laws, awards under the Incentive Award Plan will have the following consequences:

          (1) The grant of an award, by itself, will generally neither result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such grant.

          (2) In order to qualify as an "Incentive Stock Option" within the meaning of Section 422 of the Code, a stock option awarded under the Incentive Award Plan must meet the conditions contained in Section 422 of the Code, including the requirement that the shares acquired upon the exercise of the stock option be held for one year after the date of exercise and two years after the grant of the option. The exercise of an Incentive Stock Option will generally not, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax. The alternative minimum tax is incurred only when it exceeds the regular income tax. The alternative minimum tax will be payable at the rate of 26% on the first $75,000 of "alternative minimum taxable income" above the exemption amount ($33,750 single person or $45,000 married person filing jointly). This tax applies at a flat rate of 28% on alternative minimum taxable income more than $175,000 above the applicable exemption amounts. If a taxpayer has alternative minimum taxable income in excess of $150,000 (married persons filing jointly) or $112,500 (single person), the $45,000 or $33,750 exemptions are reduced by an amount equal to 25% of the amount by which the alternative minimum taxable income of the taxpayer exceeds $150,000 or $112,500, respectively. Provided the applicable holding periods described above are satisfied, the participant will recognize long term capital gain or loss upon the resale of the shares received upon such exercise.

          (3) The exercise of a stock option which is not an Incentive Stock Option will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the stock option.

          (4) Holders of Restricted Stock will recognize ordinary income on the date that the Restricted Stock is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine such fair market value on the date of the grant of the Restricted Stock. Holders of Restricted Stock will also recognize ordinary income equal to their dividend or dividend equivalent payments when such payments are received. Generally, the amount of income recognized by participants will be a deductible expense for tax purposes for the Company.

          (5) The Company will be allowed a deduction at the time, and in the amount of, any ordinary income recognized by the participant under the various circumstances described above, provided that the Company meets its federal withholding tax obligations.

     An affirmative vote of a majority of the shares present or represented and voting at the Annual Meeting is required for approval and ratification of the Incentive Award Plan. The Compensation Committee and the Board of Directors recommend the shareholders vote "FOR" this proposal.

                                  PROPOSAL 4.
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to shareholder approval, the Board of Directors, acting on the recommendation of its Audit Committee, has appointed Ernst & Young LLP, a firm of independent public accountants, as auditors, to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 1997. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     An affirmative vote of a majority of the shares present or represented at the Annual Meeting is required for ratification of Ernst & Young LLP as the Company's auditors. The Audit Committee and the Board of Directors recommend the shareholders vote "FOR" such ratification.

                         ANNUAL REPORT TO SHAREHOLDERS

     The Company's 1996 Annual Report to Shareholders accompanies this Proxy Statement. Information contained under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements and Supplementary Data" included in such Annual Report are incorporated herein by reference. No other portion of such Annual Report is incorporated herein.

    1996 ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1996

     A copy (excluding exhibits) of the Company's 1996 Annual Report on Form 10-K for the fiscal year ended June 30, 1996 as filed with the Securities and Exchange Commission may be obtained by shareholders without charge by addressing a request to Coordinator of Shareholder Relations, Advanced Lighting Technologies, Inc., 1893 East Aurora Road, Twinsburg, Ohio 44087. A charge equal to the reproduction cost will be made if the exhibits are requested.

                SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1997 Annual Meeting must be received by the Secretary of the Company no later than June 18, 1997, in order to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                                                      APPENDIX A

                                                                RESTATED 10/6/95

                              AMENDED AND RESTATED
                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                           1995 INCENTIVE AWARD PLAN

                              SECTION 1. PURPOSE.

     The purposes of this Amended and Restated Advanced Lighting Technologies, Inc. 1995 Incentive Award Plan (the "Plan") are to encourage selected employees, advisors, consultants, and directors of Advanced Lighting Technologies, Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. The Plan initially was approved by the shareholders of the Company on August 29, 1995 and amended on September 8, 1995, September 15, 1995 and October 5, 1995. This amendment and restatement incorporates those amendments herein and restates the Plan in its entirety.

                            SECTION 2. DEFINITIONS.

     As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

          (b) "'A' Option" shall mean an "A" Option granted under Section 6(a) of the Plan.

          (c) "Award" shall mean any "A" Option, "B" Option or Restricted Stock granted under the Plan.

          (d) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

          (e) "'B' Option" shall mean a "B" Option granted under Section 6(a) of the Plan.

          (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (g) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two (2) directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3.

          (h) "Employee" shall mean any employee of the Company or of any Affiliate.

          (i) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

          (j) "Incentive Stock Option" shall mean an option granted under
     Section 6(a) of the Plan that is intended to meet the requirements of
     Section 422 of the Code, or any successor provision thereto.

          (k) "Non-Employee Participant" shall mean any advisor, consultant or director of the Company or any Affiliate designated to be granted an Award (other than an Incentive Stock Option) under the Plan.

          (l) "Non-Qualified Stock Option" shall mean an option granted under
     Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

          (m) "Option" shall mean an "A" Option or a "B" Option.

          (n) "Participant" shall mean Employee or Non-Employee Participant designated to be granted an Award under the Plan.

          (o) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or governmental or political subdivision thereof.

          (p) "Released Securities" shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

          (q) "Restricted Securities" shall mean Awards of Restricted Stock or other awards under which issued and outstanding Shares are held subject to certain restrictions.

          (r) "Restricted Stock" shall mean any Share granted under Section 6(b) of the Plan.

          (s) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission.

          (t) "Shares" shall mean the shares of common stock of the Company, $.001 par value, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

                           SECTION 3. ADMINISTRATION.

     The Plan shall be administered solely by the Committee. During the one year period prior to the commencement of service on the Committee, the Committee member cannot have participated in, and while serving on the Committee, such members cannot participate in the Plan or any other plan of the Company or its Affiliates. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or cancelled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholders, and any employee of the Company or of any Affiliate.

                    SECTION 4. SHARES AVAILABLE FOR AWARDS.

          (a) Shares Available.  Subject to adjustment as provided in Section
     4(b):

             (i) Calculation of Number of Shares Available. The number of Shares available for granting Awards under the Plan shall be 1,000,000 Shares, subject to adjustment as provided in Section 4(b). Further, if, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of

        Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Awards under the Plan.

             (ii) Accounting for Awards. For purposes of this Section 4, the number of Shares covered by an Award shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company or any Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not, except in the case of Awards granted to Participants who are officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, be counted against the Shares available for granting Awards under the Plan.

             (iii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of Treasury Shares.

          (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property) recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

                            SECTION 5. ELIGIBILITY.

     Any Employee, advisor, consultant or director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participant.

                               SECTION 6. AWARDS.

          (a) Options. The Committee is hereby authorized to grant "A" Options and "B" Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine; provided, however, that "A" Options shall be the initial options granted under the Plan and thereafter only "B" Options shall be issued under the
     Plan:

             (i) Exercise Price for "A" Options. The purchase price per Share purchasable under an "A" Option shall be the Fair Market Value per Share on the date of grant of such "A" Options.

             (ii) Exercise Price for "B" Options. The purchase price per Share purchasable under a "B" Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such "B" Option (or, if the Committee so determines, in the case of any "B" Option retroactively granted in tandem with or in substitution for another Award, on the date of grant of such Award).

             (iii) Option Term. The term of each Option shall be fixed by the Committee.

             (iv) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made; provided, however, that no Option may be exercised prior to six (6) month after its date of grant.

             (v) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provisions thereto, and any regulations promulgated thereunder. An Incentive Stock Option may be granted only to an Employee and no Incentive Stock Option may be granted to any owner of ten percent or more of the total combined voting power of the Company and its Affiliates. The aggregate Fair Market Value determined as of the date of the Award, of Shares subject to an Incentive Stock Option granted to an Employee in any calendar year shall not exceed $100,000.

          (b) Restricted Stock.

             (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants.

             (ii) Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

             (iii) Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

             (iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) for any reason during such restriction period as may be set forth in the Award, all Shares of Restricted Stock held by an Employee shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

        (c) General.

             (i) Consideration for Awards. Awards may be granted for no cash consideration or such cash consideration as may be required by applicable law. Awards also may be granted for cash or such other consideration as the Committee may deem appropriate.

             (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

             (iii) Forms of Payment under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

             (iv) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, only to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

             (v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

             (vi) Rule 16b-3 Six Month Limitations. To the extent required in order to comply with Rule 16b-3 only, any equity security issued pursuant to the Plan may not be sold for at least six (6) months after acquisition, except in the case of death or disability. Any derivative security issued pursuant to the Plan will not be disposable for six (6) months, from its date of grant. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

             (vii) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or over the counter market upon which such Shares or other securities are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates to make appropriate reference to such restrictions.

                     SECTION 7. AMENDMENT AND TERMINATION.

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

          (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any shareholders, Participant, other holder or beneficiary of an Award, or other person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

             (i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

             (ii) permit Options or Restricted Stock to be granted with per Share grant, purchase, or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof, except to the extent permitted under Section 6(a) hereof.

          (b) Amendments to Awards. Unless otherwise provided in the Award Agreement, the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award.

          (c) Adjustments of Awards upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

          (d) Adjustments of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or the changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

          (e) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

                         SECTION 8. GENERAL PROVISIONS.

          (a) No Rights to Awards. No Employee, Non-Employee Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Non-Employee Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

          (b) Delegation. The Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards held by, Salaried Employees who are not officers or directors of the Company, for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

          (c) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

          (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

          (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an

     Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

          (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Ohio and applicable federal law.

          (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provisions shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

          (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of an unsecured general creditor of the Company or any Affiliate.

          (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

          (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

                     SECTION 9. EFFECTIVE DATE OF THE PLAN.

     The Plan shall be effective as of the later of the date of its approval by the shareholders of the Company or the date on which the Company or its Affiliates shall first have Employees.

                         SECTION 10. TERM OF THE PLAN.

     No Award shall be granted under the Plan after July 31, 2005. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                             2307 East Aurora Road
                                   Suite One
                             Twinsburg, Ohio 44087

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoints Wayne R. Hellman and Louis S. Fisi as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them and to vote as designated below, all the shares of Common Stock of Advanced Lighting Technologies, Inc. held of record by the undersigned on September 18, 1996, at the Annual Meeting of Shareholders to be held on November 13, 1996, or any adjournment thereof.

           PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

           This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4.

                         (TO BE SIGNED ON REVERSE SIDE)
                                                              SEE REVERSE
                                                                 SIDE

       X   PLEASE MARK YOUR
           VOTES AS IN THIS
           EXAMPLE.

                   FOR             WITHHELD                                                            FOR       AGAINST     ABSTAIN
                   ALL             FROM ALL      NOMINEES: SUSUMU HARADA
                 NOMINEES          NOMINEES                A GORDON TUNSTALL
1. PROPOSAL 1:    [   ]             [   ]                  RICHARD D. CAPRA       2. PROPOSAL 2:      [    ]     [    ]     [    ]
   Election of                                                                       Proposal to
   Directors                                                                         increase
                                                                                     authorized
                                                                                     Common Shares
FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):
                                                                                  3.  PROPOSAL 3:     [    ]     [    ]     [    ]
________________________________________________________                              Proposal to
                                                                                      ratify and
                                                                                      improve the
                                                                                      1995 incentive
                                                                                      Award Plan

                                                                                  4.  PROPOSAL 4:     [    ]     [    ]     [    ]
                                                                                      Proposal to
                                                                                      ratify the
                                                                                      appointment of
                                                                                      Ernst & Young LLP
                                                                                      as independent
                                                                                      Auditors

                                                                                  5. In their         [    ]     [    ]     [    ]
                                                                                     discretion, the
                                                                                     Proxies are
                                                                                     authorized to
                                                                                     vote upon such
                                                                                     other business
                                                                                     as may properly
                                                                                     come before
                                                                                     this meeting.


SIGNATURE  DATE  _____________________________________________DATE______________

SIGNATURE  DATE  _____________________________________________DATE______________
NOTE: Please sign exactly as your name(s) appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.